Exhibit 99.1

FOR IMMEDIATE RELEASE
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                   BSD MEDICAL'S CANCER THERAPY MAKES HOT NEWS

         SALT LAKE CITY, Utah November 1, 2005--BSD Medical Corp. (AMEX:BSM) today reported some of the U.S. October news coverage that has followed the clinical trials published in CANCER and the JOURNAL of CLINICAL ONCOLOGY relating to treatments of cancer applicable to BSD's cancer treatment systems. BSD and its associated cancer therapies have received wide coverage in television news specials and in newspaper and magazine articles appearing across the country.

         Many news stories have followed the advances in the treatment of breast cancer reported in the JOURNAL OF CLINICAL ONCOLOGY (JCO, 2005, Vol. 23, No 12), the official journal of the American Society of Clinical Oncology (ASCO), which reported a nearly triple rate of remission in recurrent breast cancer (68.2% as opposed to 23.5%) when therapy as provided by BSD's systems was added to conventional radiation therapy. These data, together with the personal story of a breast cancer patient being treated with a BSD system, were broadcast as a special on the following news channels during October: KNSD-TV CH 39 San Diego, CA, KULR-TV CH 8 Billings, MT, WWLP-TV CH 22 Springfield/Holyoke, MA, KFOR-TV CH 4 Oklahoma City, OK, KSDK-TV CH 5 St. Louis, MO, WBOY-TV CH 2 Clarksburg/Weston, WV, KSL-TV CH 5 Salt Lake City, UT, WHO-TV CH 13 Des Moines/Ames, IA, WEEK-TV CH 25 Peoria/Bloomington, IL, WOOD-TV CH 8 Grand Rapids/Kalamazoo/Battle, MI, KSNF-TV CH 16 Joplin/Pittsburg, PA, WTAP-TV CH 15 Parkersburg, WV, WECT-TV CH 6 Wilmington, NC, WBBH-TV CH 20 Fort Myers/Naples, FL, WFIE-TV CH 14 Evansville, IN, WCBD-TV CH 2 Charleston, WV, WPBN-TV CH 7 Traverse City/Cadillac, MI, KVLY-TV CH 11 Fargo/Valley City, ND, KSNF-TV CH 16 Joplin/Pittsburg, MO, KSNF-TV CH 16 Joplin/Pittsburg, MO, WALB-TV CH 10 Albany, GA, KCWY-TV CH 13 Casper/Riverton, WY, WDAM-TV CH 7 Hattiesburg/Laurel, MS, KOB-TV CH 4 Albuquerque/Santa Fe, NM, KPLC-TV CH 7 Lake Charles, LA, KGNS-TV CH 8 Laredo, TX, WAND-TV CH 17 Champaign/Springfield, IL, WIS-TV CH 10 Columbia, MO, WHEC-TV CH 10 Rochester, NY, KJRH-TV CH 2 Tulsa, OK, WPSD-TV CH 6 Paducah/Cape Girardeau/Carterville, KY, KPRC-TV CH 2 Houston, TX, KXAS-TV CH 5 Dallas/Fort Worth, TX, WRC-TV CH 4 Washington, DC, WFLA-TV CH 8 Tampa/St. Petersburg, FL, WCSH-TV CH 6 Portland/Auburn, ME, WRCB-TV CH 3 Chattanooga/Cohutta, TN, WAGT-TV CH 26 Augusta, GA, KSBW-TV CH 8 Monterey/Salinas, CA, KCBD-TV CH 11 Lubbock, TX, WLBZ-TV CH 2 Bangor, ME, WJHG-TV CH 7 Panama City, FL, WVIR-TV CH 29 Charlottesville, NC, WRC-TV CH 4, Washington, DC, WVVA-TV CH 6 Bluefield/Beckley/Oak Hill, VW and WECT-TV CH 6, Wilmington, NC.

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         The October issue of LADIES' HOME JOURNAL, with a circulation of 4.1 million, also covered the story regarding better treatment for breast cancer, describing it as "practically a must" for recurrent patients. Other coverage appeared in MAMM MAGAZINE, which is dedicated to women dealing with breast and reproductive cancer.

         Many other news stories have followed the advancement in treatment of cervical cancer reported in CANCER (Cancer 2005;104:763-70), the official journal of the American Cancer Society, which showed a 90% total remission for advanced primary cancer patients given treatment provided by BSD's systems in the U.S., Norway and the Netherlands in conjunction with radiation and chemotherapy. The Associated Press ran an article on these developments that was picked up in 164 placements in local newspapers with a total circulation of over 3,786,000. Among many papers covering the story were the PHILADELPHA INQUIRER, the CHARLOTTE OBSERVER, the MIAMI HAROLD and the WASHINGTON POST. Articles on this important study were also published in the October issues of ONCOLOGY NEWS INTERNATIONAL and in RADIATION ONCOLOGY TODAY.

         BSD Medical produces systems that deliver focused RF/microwave energy to raise temperatures within diseased sites in the body as required by a variety of medical therapies. BSD pioneered the use of microwave thermal therapy for the treatment of enlarged-prostate symptoms (BPH), and is responsible for much of the technology that has created a substantial medical industry based on that therapy. BSD's primary thrust is in the commercialization of systems used for the treatment of cancer, and in developments to treat other diseases and medical conditions. For further information visit the BSD website at www.BSDMedical.com.

         Statements contained in this press release that are not historical facts are forward-looking statements, as that item is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements, including all projections and expectations of future events, such as current expectations for the successful commercialization of developments for the treatment of cancer and other diseases and conditions, are subject to risks and uncertainties, as detailed in the Company's filings with the Securities and Exchange Commission.

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